Exhibit 10.1
STATS ChipPAC to Deregister under the U.S. Securities
Exchange Act of 1934
Singapore — 5/22/2009, United States — 5/22/2009 — STATS ChipPAC Ltd. (the “Company” — SGX-ST: STATSChP), a leading semiconductor test and advanced packaging service provider, announced that it intends to file a Form 15F with the U.S. Securities and Exchange Commission (the “SEC”) today to deregister and terminate its reporting obligations under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), with respect to its ordinary shares, and its 6.75% Senior Notes due 2011 and its 7.5% Senior Notes due 2010 (collectively, the “Senior Notes”).
The Company previously delisted its American Depositary Shares from the Nasdaq Global Select Market with effect from December 31, 2007 and terminated its American Depositary Receipt program with effect from April 30, 2008.
Under the SEC’s rules, the Company’s SEC reporting obligations under the Exchange Act will be immediately suspended upon the filing of the Form 15F, and the deregistration will become effective after 90 days, unless the SEC objects or the Form 15F is earlier withdrawn by the Company.
The Company’s ordinary shares currently continue to be listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and the Company will release announcements and reports in accordance with Singapore laws and regulations applicable to companies whose shares are listed solely on the SGX-ST. The Company intends to make public such announcements and reports on its corporate website www.statschippac.com. The Company will also voluntarily furnish to the SEC the reports required under the terms of its Senior Notes.
Forward-Looking Statements
Certain statements in this release are forward-looking statements that involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described in this release. Factors that could cause actual results to differ include, but are not limited to, extent of deterioration in general business and economic conditions and the state of the semiconductor industry; prevailing market conditions; demand for end-use applications products such as communications equipment, consumer and multi-applications and personal computers; decisions by customers to discontinue outsourcing of test and packaging services; level of competition; our reliance on a small group of principal customers; our continued success in technological innovations; customer credit risks; possible future application of push-down accounting; pricing pressures, including declines in average selling prices; intellectual property rights disputes and litigation; our ability to control operating expenses; our substantial level of indebtedness and access to credit markets; our ability to generate cash; potential impairment charges; availability of financing; adverse tax and other financial consequences if the South Korean taxing authorities do not agree with our interpretation of the applicable tax laws; our ability to meet specified conditions imposed for the continued listing or delisting of our ordinary shares under the SGX-ST; classification of the Company as a passive foreign investment company; our ability to develop and protect our intellectual property; rescheduling or canceling of customer orders; changes in our product mix; our capacity utilization; delays in acquiring or installing new equipment; limitations imposed by our financing arrangements which may limit our ability to maintain and grow our business; returns from research and development investments; changes in customer order patterns; shortages in supply of key components; disruption of our operations; loss of key management or other personnel; defects or malfunctions in our testing equipment or packages; changes in environmental laws and regulations; exchange rate fluctuations; regulatory approvals for further investments in our subsidiaries; majority ownership by Temasek Holdings (Private) Limited (“Temasek”) that may result in conflicting interests

STATS ChipPAC Ltd. Company Registration No.: 199407932D Headquarters: 10 Ang Mo Kio Street 65, #05-17/20 Techpoint, Singapore 569059 www.statschippac.com with Temasek and our affiliates; unsuccessful acquisitions and investments in other companies and businesses; labor union problems in South Korea; uncertainties of conducting business in China and changes in laws, currency policy and political instability in other countries in Asia; natural calamities and disasters, including outbreaks of epidemics and communicable diseases; and other risks described from time to time in the Company’s SEC filings, including its annual report on Form 20-F dated March 9, 2009. You should not unduly rely on such statements. We do not intend, and do not assume any obligation, to update any forward-looking statements to reflect subsequent events or circumstances.
About STATS ChipPAC Ltd.
STATS ChipPAC Ltd. is a leading service provider of semiconductor packaging design, assembly, test and distribution solutions in diverse end market applications including communications, digital consumer and computing. With global headquarters in Singapore, STATS ChipPAC has design, research and development, manufacturing or customer support offices in 10 different countries. STATS ChipPAC is listed on the SGX-ST. Further information is available at www.statschippac.com. Information contained in this website does not constitute a part of this release.
Investor Relations Contact:
Tham Kah Locke
Vice President of Corporate Finance
Tel: (65) 6824 7788, Fax: (65) 6720 7826
email: kahlocke.tham@statschippac.com
Media Contact:
Lisa Lavin
Deputy Director of Corporate Communications
Tel: (208) 867 9859
email: lisa.lavin@statschippac.com

STATS ChipPAC Ltd. Company Registration No.: 199407932D Headquarters: 10 Ang Mo Kio Street 65, #05-17/20 Techpoint, Singapore 569059 www.statschippac.com